July 11, 2022 Securities and Exchange Commission 100 F Street, N.E. Washington DC 20549 USA Commissioners: We have read the statements made by MedAvail Holdings, Inc. (copy attached), which we understand will be included under Item 4.01 of Form 8-K which will be filed with the Securities and Exchange Commission on July 11, 2022. We agree with the statements concerning our Firm contained therein. Very truly yours, Chartered Professional Accountants, Licensed Public Accountants Oakville, Canada Attachment PricewaterhouseCoopers LLP PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5 T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca “PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership. /s/PricewaterhouseCoopers LLP